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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                          Commission File No. 33-20323

       Date of Report (Date of earliest event reported):  April 4, 1997
                                                        ---------------

                         GLOBENET INTERNATIONAL I, INC.
             (Exact name of registrant as specified in its charter)



    Incorporated under the laws of
    the State of Delaware                              75-2224643
                 --------                              ----------
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation of organization)                     Identification Number)



                 10575 Newkirk, Suite 780, Dallas, Texas  75220
                    (Address of Principal Executive Offices)


                                 (972) 401-0052
              (Registrant's telephone number, including area code)



                           MIGHTY POWER U.S.A., INC.
                              9202 West Royal Lane
                              Irving, Texas  75063
         (Former name or former address, if changed since last report)



INTRODUCTION.

         Mighty Power U.S.A., Inc. (the "Company") f/k/a Seven Oaks Farms, Ltd. f/k/a Jason Ray Corporation was incorporated under the laws of the State of Delaware on February 12, 1988. Until the Company changed its name to Mighty Power U.S.A., Inc. on December 4, 1995, and began doing business as a multi-level product marketing entity, it had no operational history. The Company had approximately $2,000,000.00 in sales for calendar year 1996.





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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On March 31, 1997, the Company and GlobeNet Inc. ("GNI"), a Texas corporation, entered into a Plan and Agreement of Merger (the "Merger Agreement"), with the Merger to have an effective date of April 4, 1997. Immediately prior to the Merger, the shareholders of the Company approved a 1-for-7 reverse split of the Company's common stock, making the Company have a total of 4,235,714 shares issued and outstanding. Following the reverse split, under the terms of the Merger Agreement, 7,866,323 [post reverse split] shares of the Company's common stock is to be issued to the shareholders of GNI in exchange for all of the issued and outstanding stock of GNI. Additionally, a total of 2,481,927 [post reverse split] shares of the Company's common stock was purchased by Clinton H. Howard directly from several of the Company's shareholders.

         Immediately prior to the execution of the purchase of the stock by Mr. Howard, Mr. Howard was the President and Chairman of the Board of Directors of GNI. On March 31, 1997, a properly called shareholders' meeting was held. At such shareholders' meeting, Mr. Howard was elected to serve as Chairman of the Board and President of the Company. Forrest E. Watson resigned as the Chairman of the Board of the Company, and a new Board of Directors was elected to serve until the next annual meeting of the shareholders, and was comprised of the following parties:

                 Clinton H. Howard
                 Steven E. Brown
                 Andrew V. Howard
                 Forrest E. Watson
                 R. Leon York


         In connection with the Merger, the Company changed its name to GlobeNet International I, Inc.



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Pursuant to a Stock Purchase Agreement, the Company purchased all of the issued and outstanding stock of Great Xpectations, Inc. ("GXI"), a Texas corporation (conducting marketing and sales support for the Company's multi-level marketing operations), from Forrest E. Watson and Connie Marwitz. The consideration for the stock was a $100,000.00 Promissory Note.

         Immediately prior to the purchase of the stock of GXI by the Company, GXI purchased:





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                 a.       All of the assets of Health Thru Nature, Inc., a
                          Texas corporation, for the consideration of a $50,000.00 Promissory Note, guaranteed by the Company; and

                 b. All of the assets of Mighty Power U.S.A., LC., a Texas limited liability company, for the consideration of a $50,000.00 Promissory Note, guaranteed by the Company, and the assumption of certain liabilities.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.


         The registrant has not filed a bankruptcy petition (and no parties have petitioned to place the registrant in involuntary bankruptcy) and is not in receivership.


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.


         There have been no changes in the registrant's certifying accountant.


ITEM 5.  OTHER EVENTS.


         There are no other noteworthy events to report.


ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.


         There have been no resignations of the registrant's directors or declines to stand for re-election because of a disagreement with the registrant on any matter relating to the registrant's operations, policies, or practices.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


         The financial statements of the acquired businesses will be filed by amendment within the 60-day requirement.





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ITEM 8.  CHANGE IN FISCAL YEAR.

         The registrant has not changed its fiscal year.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        GLOBENET INTERNATIONAL I, INC., a
                                        Delaware corporation



                                        By: /s/ CLINTON H. HOWARD
                                            --------------------------------
                                            Clinton H. Howard, President

                                        Dated:  April 15, 1997
                                              -----------------------------




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